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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Coachmen Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                  [COACH LOGO]
                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  574-262-0123

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 29, 2004

                               ------------------

To the Shareholders of
   COACHMEN INDUSTRIES, INC.

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Coachmen Industries, Inc., an Indiana corporation, will be held at Christiana Creek Country Club, 116 West Bristol Street, Elkhart, Indiana, on April 29, 2004 at 10:00 A.M., for the following purposes:

      l. To elect two directors of the Company to hold office for the terms indicated in the proxy statement.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 15, 2004, are entitled to notice of and to vote at the meeting. Each such shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

      Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy in the enclosed envelope.
                                           By order of the Board of Directors,

                                                    RICHARD M. LAVERS
                                                        Secretary
March 22, 2004

      PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  574-262-0123

                               ------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 2004
                               ------------------

     This Proxy Statement is being mailed to shareholders of COACHMEN INDUSTRIES, INC. ("Coachmen" or the "Company") on or about March 22, 2004, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Shareholders to be held on April 29, 2004, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. A shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof. The Annual Report to Shareholders for the year 2003 accompanies this Proxy Statement. Additional copies of the Report may be obtained by writing to the Secretary of the Company.

     The expenses in connection with the solicitation of the enclosed form of proxy, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company. It is also expected that solicitation in person or by telephone will be made of some shareholders by certain directors, officers and employees of the Company without extra compensation.

                              ITEMS TO BE VOTED ON

     The following items will be voted on at the Annual Meeting:

          (1) The election of two nominees to serve on the Company's Board of Directors, and

          (2) Any other business that may properly come before the meeting or any adjournment thereof.

                               VOTING INFORMATION

     For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares entitled to vote. As of the close of business on March 15, 2004, the record date for shareholders entitled to vote at the Annual Meeting, there were outstanding 15,559,062 shares of Common Stock, entitled to one vote each. In determining whether a quorum exists at the Annual Meeting, all shares represented in person or by proxy, including abstentions and broker non-votes, will be counted. A shareholder may, with respect to the election of directors,
(i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.

     Directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter that may properly come before the meeting, approval is obtained if the votes cast in favor exceed the votes cast in opposition. Accordingly, withholding authority to vote in the election of directors, abstentions and broker non-votes will have no effect on any matter voted on at the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     Shareholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the 2005 Annual Meeting of Shareholders must submit such proposals so that they are received by the Secretary of the Company at the address indicated on page 1 by no later than November 23, 2004.

                            NOMINATIONS FOR DIRECTOR

     The Company's Bylaws provide that notice of proposed shareholder nominations for election of directors must be made in writing and either delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, and in either case must be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the last meeting of the shareholders called for the election of directors. Nominations for the 2005 meeting received after February 28, 2005 will be considered untimely. The advance notice requirement affords the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications. The notice must contain certain information about each proposed nominee, including his age, business and residence addresses and principal occupation, the number of shares of Common Stock beneficially owned by him and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. If the chairman of the annual meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void.

                      OTHER BUSINESS AT THE ANNUAL MEETING

     For a shareholder to bring other business before the 2005 Annual Meeting of Shareholders, but not have it included in the proxy statement, timely notice must be submitted in writing, either delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, and in either case be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the mailing of the prior year's proxy statement. The notice must identify the proposing shareholder and his/her address, and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in a proxy statement. Shareholder proposals for the 2005 annual meeting received after January 22, 2005 will be considered untimely and the proxy solicited by the Company for next year's annual meeting may confer discretionary authority to vote on such matters without a description of them in the proxy statement for that meeting.

                             ELECTION OF DIRECTORS

     At the meeting, two directors of the Company are to be elected to hold office for terms of three years or until their successors are elected and qualified. Unless otherwise indicated on the proxy form, the authority conferred by the proxy will be used for the purpose of voting in favor of the three nominees listed below. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board of Directors has no reason to believe that any such nominee will be unable to serve. All nominees must consent in writing to the nomination. The Governance Committee has not received any recommendations from any of the Company's shareholders in connection with this Annual Meeting. The Company has not engaged a third party search firm to help identify Board nominees. The Governance Committee nominated the nominees indicated for election.

                                                                                        YEAR FIRST
                                                                                         ELECTED
    NAME AND AGE                              PRINCIPAL OCCUPATION(1)                    DIRECTOR
    ------------                              -----------------------                   ----------
NOMINEES FOR ELECTION AS A DIRECTOR FOR A THREE-YEAR TERM EXPIRING IN 2007:
Robert J. Deputy      (65)   President & CEO, Godfrey Marine, Inc.                         1998
Edwin W. Miller       (58)   Chairman & CEO, Millennium Capital Group                      1998
DIRECTORS WHOSE TERMS EXPIRE IN 2005:
Thomas H. Corson      (76)   Past Chairman of the Board of the Company (Retired 1997)      1965
Geoffrey B. Bloom     (62)   Chairman of the Board Wolverine World Wide, Inc.              1999
William P. Johnson    (62)   Chairman of the Board and CEO of Flying J, LLC                1978
Rex Martin            (52)   Chairman, President & CEO, NIBCO, Inc, (Appointed to the      2003
                               remainder of the term of Fredrick M. Miller, deceased)
DIRECTORS WHOSE TERMS EXPIRE IN 2006:
Claire C. Skinner(2)  (49)   Chairman of the Board, and Chief Executive Officer of the     1993
                               Company
Donald W. Hudler      (69)   President & CEO, DDH Investments of Texas                     1999
Philip G. Lux         (75)   Past President of the Company (Retired 1991)                  1979

---------------

(1) All of the individuals have held the positions set opposite their names for more than the past five years except as follows: Ms. Skinner assumed the position of President on September 1, 2000, upon the retirement of Mr. K.D. Corson, as well as continuing to hold the position of Chairman and CEO. Upon hiring M.J. Schafer as President and COO, effective December 1, 2003, Ms. Skinner continued as Chairman and CEO. Prior to 2000, Mr. Bloom was both Chairman and CEO of Wolverine World Wide, Inc. Mr. Hudler was Chairman and CEO of Saturn Retail Enterprises, Inc. from January 1, 1999 through June 30, 2001. Prior to that, Mr. Hudler was President and CEO of Saturn Corp., and General Manager and Vice President of General Motors, Inc. from August 8, 1995 through December 31, 1999. Mr. Johnson was Chairman of the Board of Goshen Rubber Co., Inc. until he retired in 2000 and founded Flying J, LLC.

(2) Claire C. Skinner is the daughter of Thomas H. Corson.

                   DETERMINATION OF INDEPENDENCE OF DIRECTORS

     In 2003, the Board adopted Corporate Governance Guidelines ("Guidelines"). The Guidelines adopted by the Board meet or exceed the new listing standards adopted during the year by the New York Stock Exchange. The portion of the Guidelines addressing director independence can be found on the Company's website at www.coachmen.com. A copy may also be obtained upon request from the Company's Corporate Secretary.

     The Governance Committee undertook a review of director independence in February 2004 under the standards set forth in the Guidelines. During this review, the Board considered transactions and relationships between each director or member of that director's immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Any Director's relationship with Coachmen (including its affiliates) will be deemed immaterial unless it exceeds the materiality standards adopted by the Board of Directors in February 2004. The materiality standards are set forth in attached Appendix A.

     As a result of the review, the Board affirmatively determined that the following Directors have no material relationship with the Company and are independent under the aforementioned materiality standards:

              Geoffrey B. Bloom
              Robert J. Deputy
              Donald W. Hudler
              William P. Johnson
              Philip G. Lux
              Rex Martin
              Edwin M. Miller

     All of the directors nominated for election at the annual meeting are independent of the Company and its management under such standards.

                       MEETINGS OF THE BOARD OF DIRECTORS

     During 2003, the Board of Directors held four meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members in 2003, except Keith Corson who resigned from the Board effective as of the Board's August meeting, and Rex Martin who was appointed at the January meeting, and who attended the April and November meetings.

     The Company expects the attendance of all Directors at the Annual Meeting. All Directors attended the 2003 Annual Meeting.

     The Board of Directors has three committees as described below.

                          2003 COMMITTEES OF THE BOARD

                                AUDIT COMMITTEE

     The Audit Committee has adopted a written Audit Committee Charter that outlines the duties of the Audit Committee. That Charter was amended during 2003. A copy of the Amended Charter is attached as Appendix B.

     Members: Directors William P. Johnson, Chairman, and Philip G. Lux, and
              Edwin W. Miller, members.

     Functions:

          - direct responsibility for appointment of independent certified public accountants as auditors and oversee their activities

          - review the non-audit services provided by the independent auditors and pre-approve such services

          - review audit reports and related financial matters

          - oversee management's activities in:

             - maintaining the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company

             - establishing and maintaining processes to assure that an adequate system of internal control is functioning within the Company

             - establishing and maintaining reasonable processes to assure compliance by the Company with all applicable laws, regulations and corporate policy, including compliance, risk management and legal affairs

     The Governance Committee has determined that the members of the Audit Committee are "independent" as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees. All Committee members, William P. Johnson, Philip G. Lux, and Edwin W. Miller, have been designated as financial experts of the Audit Committee.

     The Audit Committee met thirteen times in 2003.

                             AUDIT COMMITTEE REPORT

     The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It met, either in person or via conference calls, with management and the Company's independent auditors thirteen times during 2003 and has reported the results of its activities to the Board of Directors. In this connection, the Audit Committee has:

          - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with the Company's management and the independent auditors (both with and without management);

          - Reviewed and discussed the unaudited quarterly financial information, the quarterly earnings press releases, any interim financial press releases, and Quarterly Reports on Form 10-Q with management and the independent auditors;

          - Discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees), with respect to the quality, not just the acceptability of the Company's accounting principles; and

          - Received the written disclosures and the Disclosure Communications letter from Ernst & Young LLP as required by Rule 3600T of the Public Company Accounting Oversight Board, which has adopted, on an interim basis, Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

     Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2003 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                        Members of the Audit Committee:

                          William P. Johnson, Chairman
                             Philip G. Lux, Member
                            Edwin W. Miller, Member

                 MANAGEMENT DEVELOPMENT/COMPENSATION COMMITTEE

     Members: Directors Robert J. Deputy, Chairman, and Geoffrey B. Bloom,
              Donald W. Hudler and Rex Martin, members.

     Functions:

          - develop and administer the compensation policies and practices of the Company

          - administer the Company's benefit, retirement programs and equity incentive plans and recommend changes subject to the approval of the Board of Directors

          - establish executive compensation

     The Committee met four times in 2003.

              MANAGEMENT DEVELOPMENT/COMPENSATION COMMITTEE REPORT

     The Management Development/Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and administering the compensation policies and practices of the Company to ensure that the Chief Executive Officer and other senior officers are compensated in a manner consistent with the stated objectives of the Company. The Committee also administers the Company's benefit, retirement programs and equity incentive plans and recommends changes subject to approval by the Board of Directors. The members of the Compensation Committee are independent, non-employee directors.

     The Company's compensation philosophy is to provide a competitive compensation program with incentives to achieve superior financial performance for the Company's stakeholders. The Company's executive compensation policies are designed to achieve these primary objectives:

          - Attract, retain, reward and motivate highly talented employees, who will lead the Company and achieve and inspire superior performance;

          - Provide incentives to improve the performance of Coachmen overall and of each business sector to which an executive is assigned;

          - Align the interests of management with those of the Company's shareholders in both the short and long-term by placing a significant portion of compensation "at risk", based upon the performance of the Company and its business units.

     Executive compensation consists primarily of the following components: Base Salaries, Annual Incentive Plans and Long-Term Incentives.

BASE SALARIES

     Salaries are typically reviewed annually, on a calendar year basis. The Committee sets executive salaries based on competitive market levels, experience, individual and Company performance, levels of responsibility and inflationary factors. In order to attract and retain highly qualified talent, base salaries are targeted at the 50th percentile, based on survey results of companies in Coachmen's peer group, as well as a range of manufacturing companies with whom Coachmen might reasonably compete for executive talent.

ANNUAL INCENTIVE PLANS

     The 2003 Executive Annual Performance Incentive Plan for Senior Executives emphasizes key performance factors that drive shareholder value. The plan provides opportunities for bonuses based on the performance of the Company and/or the performance of its operating divisions or profit-centers. An annual target bonus goal (the "Target Bonus"), which is expressed as a percentage of the participant's base salary, is established by the Committee. The degree to which this Target Bonus is earned or exceeded is directly linked to the degree the participant achieves or surpasses his/her pre-established financial objectives. Bonus levels may be expressed as either (i) a matrix of percentages or (ii) a mathematical formula that determines the percentage of the Target Bonus that is payable at varying levels of performance.

     Performance goals may be based on one or more financial criteria, either separately or combined, as well as other business criteria, such as measurements of compliance with Company policies or legal requirements, human resources criteria, measures of customer satisfaction and subjective evaluations of the executive's performance and personal development. For 2003, performance goals were based on sales, earnings per share (EPS), return on assets (ROA) and business unit contribution (BUC). Business unit contribution is pre-tax income less corporate administrative fees and inter-company interest income/expense. It includes operating income, outside interest, and other income/expense for the business unit.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                                    --------------------------
                                        ANNUAL COMPENSATION         RESTRICTED    SECURITIES
         NAME AND                  ------------------------------     STOCK       UNDERLYING        ALL OTHER
    PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   OTHER(2)   AWARDS(3)    OPTIONS(#)(4)   COMPENSATION(5)
    ------------------      ----    ------    --------   --------   ----------   -------------   ---------------
Claire C. Skinner           2003   $335,000   $ 50,250   $    --          --          2,000         $ 66,486
Chairman of the Board,      2002    310,000    223,169        --          --          8,000           46,420
Chief Executive Officer     2001    300,000         --        --          --             --           50,466
Michael R. Terlep, Jr.      2003    275,000     70,290        --          --          1,600           21,710
President and General       2002    233,846    359,887     2,419          --          5,500           19,763
Manager, Coachmen           2001    195,000         --        --          --             --           20,358
Recreational Vehicle
Company, LLC
Joseph P. Tomczak           2003    230,000     22,425    13,415          --          1,600           21,933
Executive Vice President    2002    200,000     86,388    10,761          --          5,500           24,163
and Chief Financial         2001    100,000     20,000    96,517      59,085         36,000          139,822
  Officer
Richard M. Lavers           2003    215,000     19,350        --          --          1,600           27,406
Executive Vice President    2002    205,000     88,548    18,608          --          5,500           17,901
and General Counsel         2001    195,000     69,000        --          --             --           22,161
and Secretary
Steven E. Kerr              2003    190,000     24,225        --          --          1,600           26,283
President and General       2002    180,000     63,189        --          --          5,500           30,209
Manager, All American       2001    165,000    140,000        --          --             --           20,552
Homes, LLC

---------------
(1) The Company has incentive bonus plans for both designated officers and key management personnel. For 2003, a bonus of $37,950 was paid to Mr. Terlep under the Executive Annual Performance Incentive Plan described in the Management Development Compensation Committee Report. The remaining bonuses paid for 2003 represent discretionary bonuses approved by the Management Development Compensation Committee. For 2002 and 2001, bonuses were paid under the Executive Annual Performance Incentive Plan described in the Management Development Compensation Committee Report. Included for Mr. Lavers in 2001 is an unrestricted grant of 2,000 shares of the Company's stock issued on August 23, 2001 with a market value totaling $24,000 on the grant date.

(2) In 2003, Mr. Tomczak received tax "gross up" reimbursement on restricted stock grants of $13,415. In 2002, Mr. Terlep, Mr. Tomczak and Mr. Lavers were reimbursed for tax "gross ups" on restricted and unrestricted stock grants in the amount of $2,419, $10,761 and $18,608, respectively. Mr. Tomczak received a tax "gross up" in the amount of $96,517 in 2001 for his moving expenses.

(3) Mr. Tomczak's 2001 stock award vests over a three year period at a rate of 33 1/3% per year beginning with his first year anniversary. No dividends are paid on the unvested portion of the award. On December 31, 2003, the remaining value of Mr. Tomczak's award was $27,165.

(4) The options are for terms of five to ten years and become exercisable at the rate of 25% per year at the end of the first year.

(5) The Management Development Compensation Committee has approved executive deferred compensation agreements for certain corporate and subsidiary officers. These agreements provide monthly payments to executives upon retirement and provide for monthly payments to the executive's beneficiaries should the executive die prematurely. The benefits are funded from Company owned life insurance policies. These agreements provide for twenty-year payments upon retirement and are fully funded by the life insurance purchased. The amounts in this column include the Company's contributions under the deferred compensation plan and interest earned above 120% of the applicable federal rate. The Company's contributions under this plan for 2003 are as follows: Ms. Skinner, $19,484, Mr. Terlep, $3,507, Mr. Tomczak, $0, Mr. Lavers, $2,649 and Mr. Kerr, $2,259. In addition, the Company established a retirement plan under Section 401(k) effective January 1, 2000. Company contributions for 2003 under this plan were $4,000 each for Ms. Skinner, Mr. Terlep, Mr. Tomczak, Mr. Lavers and Mr. Kerr. In addition, the Management Development Compensation Committee has approved an Executive Savings Plan for certain corporate and subsidiary officers. The participants select certain mutual funds investments and Company stock whose performance is tracked by the Company. In addition, the Company matches a certain level of participant contributions that vests after a five-year period. Under the plan, the investments are not funded directly, including the matching contributions and investments in Company stock. Instead, the plan administrator tracks the performance of investments in mutual funds and Company stock as directed by the participant and a liability to the participants is recorded by the Company based on the performance of the phantom investments. Participant benefits are limited to the value of the vested benefits recorded on their behalf. The benefits are funded from the purchase of life insurance policies. Beginning in 2003, the plan also provides a split dollar life insurance benefit. The Company's contributions under this plan for 2003, including the split dollar life insurance benefit, are as follows: Ms. Skinner, $42,599, Mr. Terlep, $14,203, Mr. Tomczak, $17,933, Mr. Lavers, $20,757 and Mr. Kerr, $20,024. For 2002, the Company's
    contributions under this plan were as follows: Ms. Skinner, $23,250, Mr. Terlep, $11,693, Mr. Tomczak, $15,000, Mr. Lavers, $11,250 and Mr. Kerr, $24,243. In 2003 Ms. Skinner earned a Service Award of Company stock valued at $403. Mr. Tomczak was reimbursed for moving expenses of $132,322 in 2001 and $6,163 in 2002.

LONG-TERM INCENTIVES

     Long-term incentive compensation opportunities are provided to executives in positions with significant responsibilities, accountabilities and potential impact on long-term corporate performance. Long-term incentive compensation is generally made available in the form of stock options and restricted stock. These awards are available under the 2000 Omnibus Stock Incentive Plan, as approved by the shareholders. The Committee approves participation in and the level of stock option grants and stock awards made to individual executives. Options granted during 2003 vest over a period of four years, and lapse after ten years. The exercise price must at least equal the fair market value of the Common Stock on the date of grant. Holders must be employed by the Company at the time of vesting in order to exercise the options. The Committee awarded Ms. Skinner stock options of 2,000 shares of the Company's Common Stock in 2003 and awarded each of the other named executive officers stock options for 1,600 shares in 2003.

     In 2002 a new long-term incentive program, (the "PERFORMANCE BASED RESTRICTED STOCK PLAN"), was approved for senior managers for implementation in 2003. The purpose of the Performance Based Restricted Stock Plan is to further align the interests of executives and senior management with those of the shareholders, to motivate and reward superior performance, to enhance recruitment and retention and to advance stock ownership by senior company executives. The plan provides senior managers an opportunity for an incentive award consisting of restricted stock grants.

     The awards under the Performance Based Restricted Stock Plan are based on the actual financial performance of the Company at the conclusion of the Performance Measurement Period, as measured against a three year plan (Performance Measurement Target) approved by the Board of Directors. The financial performance measurement for the Performance Based Restricted Stock Plan is consolidated net income.

     The following table sets forth certain information concerning awards made under the Performance Based Restricted Stock Plan to the named executives during 2003:

                                                                                 ESTIMATED FUTURE PAYOUTS
                                                    PERFORMANCE OR           UNDER NON-STOCK PRICE-BASED PLAN
                                NUMBER OF            OTHER PERIOD         ---------------------------------------
                             SHARES, UNITS,        UNTIL MATURITIES       THRESHOLD        TARGET        MAXIMUM
          NAME               OR OTHER RIGHTS        OR PAYOUT (#)          PAYOUT         ($ OR #)       ($ OR #)
          ----               ---------------       ----------------       ---------       --------       --------
Claire C. Skinner                15,000                3 Years               --              --             --
Michael R. Terlep, Jr.            7,200                3 Years               --              --             --
Richard M. Lavers                 7,200                3 Years               --              --             --
Joseph P. Tomczak                 7,200                3 Years               --              --             --
Steven E. Kerr                    7,200                3 Years               --              --             --

     In order to earn any award for any three year Performance Measurement Period, at least 85% of the Performance Measurement Target must be achieved. The maximum level award is 115% of the Performance Measurement Target. The amount of the participant's long-term incentive award is determined at the end of each Performance Measurement Period. The amount of the award earned by a participant will be determined by multiplying (i) the participant's target award for the Performance Measurement Period by (ii) the percentage obtained as a result of dividing the Company's actual consolidated net income during the Performance Measurement Period by the consolidated net income target established for the Performance Measurement Period.

     In the event of a "Change in Control" all shares subject to restricted stock awards will vest immediately, and will be delivered to the participants, without restrictions.

     To be eligible for a distribution a participant must have participated as a full time employee of the Company, continuously from the beginning of the Performance Measurement Period, unless the participant's employment is terminated by reason of death, disability, or normal retirement, or the Committee, in its discretion, determines otherwise in the event a participant's employment is terminated for other than cause or early retirement, and be in compliance with the Company's Code of Conduct and any applicable Business Protection Agreements.

     The Committee believes that long-term incentives encourage equity ownership interest in the Company, assuring that the interests of the Company's senior executives are closely aligned with the interests of the shareholders.

     During 2003, there were 43,800 restricted shares granted under the Performance Based Restricted Stock Plan to the named executive officers. Awards will be reported as a Long-Term Incentive Plan (LTIP) payout upon vesting.

STOCK OPTION GRANTS

     During 2003, there were 8,400 stock option grants awarded from the Company's 2000 Omnibus Stock Incentive Program to the executives named in this proxy statement.

STOCK OPTION GRANTS TABLE

     The following table shows information with respect to options for the Company's Common Stock granted under the Company's 2000 Omnibus Stock Incentive Program.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                   NUMBER OF                                                     ANNUAL RATES OF STOCK
                                   SECURITIES      % OF TOTAL                                    PRICE APPRECIATION FOR
                                   UNDERLYING       OPTIONS                                           OPTION TERM
                                    OPTIONS        GRANTED TO      EXERCISE      EXPIRATION      ----------------------
                                   GRANTED(1)      EMPLOYEES        PRICE           DATE            5%           10%
                                   ----------      ----------      --------      ----------         --           ---
Claire C. Skinner                    2,000            5.6           $11.18        03/28/13       $14,065       $35,644
Michael R. Terlep, Jr.               1,600            4.4            11.18        03/28/13        11,252        28,515
Richard M. Lavers                    1,600            4.4            11.18        03/28/13        11,252        28,515
Joseph P. Tomczak                    1,600            4.4            11.18        03/28/13        11,252        28,515
Steven E. Kerr                       1,600            4.4            11.18        03/28/13        11,252        28,515

---------------
(1) Options vest over a four year period at 25% per year and expire at the end of a ten year term.

STOCK OPTION EXERCISES AND VALUES TABLE

     The following table shows information with respect to options for the Company's Common Stock either exercised or having value outstanding under the Company's 1994 and 2000 Omnibus Stock Incentive Programs.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2003
                           AND YEAR END OPTION VALUES

                                 OPTIONS EXERCISED                     NUMBER OF
                                      IN 2003                    SECURITIES UNDERLYING                VALUE OF UNEXERCISED
                             --------------------------          UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS AT
                               SHARES                              DECEMBER 31, 2003                   DECEMBER 31, 2003*
                              ACQUIRED          VALUE        ------------------------------      ------------------------------
                             ON EXERCISE      REALIZED*      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                             -----------      ---------      -----------      -------------      -----------      -------------
Claire C. Skinner                 --           $   --          49,500            20,500           $307,345          $124,895
Michael R. Terlep, Jr.            --               --          29,875            13,225            195,519            78,554
Richard M. Lavers                 --               --          35,375            14,725            232,014            90,719
Joseph P. Tomczak                 --               --          19,375            23,725            112,194           127,709
Steven E. Kerr                  1375            1,481          12,750             8,725             68,448            42,059

---------------
* Market value of the underlying securities at exercise date or year-end as the case may be, minus the exercise price of the options.

BENEFITS

     In addition to the Company's 401(k) qualified retirement plan, the more senior managers of the Company (approximately 25) are eligible to participate in a non-qualified retirement plan. This plan has two levels, an Executive Savings Plan (ESP)for senior executives and a MIRROR Plan for other senior managers. Together with the Company's 401(k) plan, these benefits create a competitive retirement benefit that includes matching Company stock contributions and vesting requirements.

EXECUTIVE LIFE INSURANCE

     The Committee approved an Executive Life Insurance Plan that provides the ESP and MIRROR Plan participants with either $1,000,000 or $500,000 of life insurance. The Committee believes that this benefit enhances the Company's ability to attract and retain executive talent.

STOCK OWNERSHIP GUIDELINES

     Stock ownership guidelines have been established for senior executives and officers. The established guidelines range from four times to one times base salary for key officers that may be designated by the Committee. The targeted stock ownership should be achieved within four (4) years. Shares to be counted include shares held in the executives' 401(k), LTI Plan or IRA, Executive Savings Plan, restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market or through the Employee Stock Purchase Plan, or shares held following the exercise of stock options. Stock options are not counted towards the executive's stock ownership position until exercised.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's (CEO) compensation is established pursuant to the same philosophy and objectives described earlier in this report, and includes the same elements and performance measures used for the Company's other officers. 2003 total compensation for Claire C. Skinner as the CEO included a base salary of $335,000 and a discretionary bonus approved by the Management Development Compensation Committee of $50,250.

COMPLIANCE WITH SECTION 162(M)

     Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because the total compensation for any executive officer is significantly below the $1 million threshold, the Committee has not had to address the issues relative thereto. However, the Committee attempts to preserve the tax deductibility of all executive compensation while maintaining flexibility with respect to its compensation programs.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Change in Control Agreements with certain key employees, including the named executive officers. Each Change in Control Agreement provides for the payment of benefits in the event that, within a three-year period following the date of a "change in control," (i) the executive's employment is terminated by the Company without "cause," or (ii) the executive terminates employment for "good reason". The terms "change in control," "cause" and "good reason" are defined in the Agreements. The amount of the benefits payable to an executive entitled thereto would be an amount equal to accrued salary through the termination date and target annual bonus, plus either two or three times the sum of (i) the executive's annual base salary at the rate in effect at the time of the change in control or upon termination, whichever is greater, plus (ii) the executive's target annual bonus. The Agreements also provide for the full vesting of an executive's 401(k) account and a payment in an amount equal to the matching contribution for a two or three-year period, as well as the acceleration of vesting of any outstanding options or shares of restricted stock and the continuation of certain fringe benefits for a two or three-year period. In addition, several of the benefit plans provide for modified vesting and contribution provisions upon a change in control. Certain Change in Control Agreements provide a gross-up of the amount of benefits provided to hold the executives harmless from the impact of any excise tax imposed under the "parachute payment" provisions of the Internal Revenue Code. The term of the Agreements shall extend through the executive's term of employment, or the third anniversary of the date of a change in control of the Company, if sooner.

SUMMARY

     The Committee believes that the foregoing compensation programs serve the long-term interests of shareholders. These programs create a strong link between long-term executive rewards and long-term shareholder rewards; they attract, retain and motivate outstanding executive talent; and they further the Company's long-term leadership succession objectives. The Committee will continue to emphasize variable, performance based compensation programs that it believes positively affect long-term shareholder value.

         Members of the Management/Development Compensation Committee:

                           Robert J. Deputy, Chairman
                           Geoffrey B. Bloom, Member
                            Donald W. Hudler, Member
                               Rex Martin, Member

                              GOVERNANCE COMMITTEE

     Members: Directors Edwin W. Miller, Chairman, and Geoffrey B. Bloom, Donald
              W. Hudler and Philip G. Lux, members.

     Functions:

          - oversee compliance with the Statement of Business Principles and Code of Conduct

          - ensure good performance of Board governance system

          - recommend to full Board its organization, procedures and governance principles

          - recommend to full Board committee assignments and charters

          - work with the CEO to establish agendas

          - manage and oversee evaluation of the Board, Board committees and individual Directors

          - evaluate desired Board composition and identify individuals qualified to become Board members

          - recommend Director nominees for vacancies and at each annual meeting of shareholders

          - consider Director nominees recommended by shareholders if such recommendations are submitted in writing to the Committee in accordance with the Company's Bylaws

          - oversee Board member orientation and education

          - recommend to full Board outside Director compensation

          - work with Management Development/Compensation Committee on management objectives, CEO evaluation, management development and succession

     The Governance Committee met twice in 2003.

                          GOVERNANCE COMMITTEE REPORT

     The Governance Committee (formerly the Nominating Committee) was created in 1997, with the purpose of finding and recommending qualified candidates for the Board of Directors. In response to changing practices in corporate governance, in October 2002, the name of the Committee was changed to the Nominating/Governance Committee, and subsequently to just the Governance Committee. From and after November 11, 2003, the Committee has been composed entirely of independent directors, as independence is defined in the NYSE listing standards.

     In 2003, the Committee recommended the appointment of Mr. Rex Martin to fill the un-expired portion of Mr. Frederick Miller's term as a director upon Mr. Miller's death, and has been evaluating the appropriate composition for the Board since Keith Corson's retirement. In 2003, the Committee oversaw the development and adoption of the Company's Statement of Business Principles and Code of Conduct, Corporate Governance Guidelines, and Charters for the Governance, Audit and Management/Development Compensation Committees, all of which documents which may be found on the Company's website at www.coachmen.com, and which are available in print to any shareholder who requests them. In 2003, it also established the process for the self-evaluations of the Board and each of its committees, and the evaluation of the CEO. These evaluations were completed at the February, 2004 Board meeting. The Committee also reviewed the independence of the Directors and the materiality of their relationships with the Company under the standards set forth in the Corporate Governance Guidelines, and made the affirmative determinations of independence set forth in this proxy statement under Determination of Independence of Directors.

     The Company does accept and always has accepted and will consider nominations for Director from its shareholders, if such nomination is submitted in accordance with Article II, Section 2.15 of the Company's ByLaws, which the Governance Committee has adopted as the process whereby shareholders may make recommendations to the Committee of candidates to be considered for nomination for election as directors. These procedures are set forth under Nominations for Director in this proxy statement.

     The qualifications for nominees and the process for identifying and evaluating nominees are set forth in the Corporate Governance Guidelines. There is no difference in the evaluation process if a shareholder recommends the nominee. It is intended that the Board be small enough to permit substantive discussions of the entire Board in which each Director can participate meaningfully, and large enough so that committee work does not become unduly burdensome.

     It is the policy of the Board to have a majority of independent directors in accordance with NYSE listing standards. Directors who do not meet the NYSE's independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom. The Committee believes that the principal qualities of an effective corporate director include strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In addition to these qualities, Coachmen's criteria include recognized achievement, an ability to contribute to an important aspect of the Company's business, and the willingness to make the commitment of time and effort required of a Coachmen director.

     In order to find the most valuable talent available to meet these criteria, the Board considers candidates with varied backgrounds and experiences that would be valuable to the Company in the implementation of its strategies. The goal is to include members with the skills and characteristics that taken together will assure a strong Board. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. The Corporate Governance Guidelines also require that Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public and/or private companies in addition to the Coachmen Board, and other directors should not serve on more than four other boards of public companies in addition to the Coachmen Board. In addition, Directors will not be nominated for election to the Board after their 75(th) birthday.

     The Board itself is responsible, in fact as well as procedure, for selecting new Board members who will join the Board between shareholder meetings as well as those to be nominated by the Board for election by shareholders at the annual meeting. The Governance Committee, with input from the CEO, screens potential candidates. Candidates may be recommended to the Governance Committee by other directors, employees, and shareholders. After a review of Board candidates by the Governance Committee with the aid of the CEO, candidates designated by the Governance Committee are interviewed. The results of the interviews are then reviewed with the full Governance Committee, which may then recommend the candidate(s) to the full Board for approval.

                     COMMUNICATIONS WITH BOARD OF DIRECTORS
                   SHAREHOLDERS AND OTHER INTERESTED PARTIES

     Shareholders and other interested parties may communicate concerns about the Company's governance, corporate conduct, business ethics, financial practices or other matters to the Board of Directors. Concerns may be submitted in writing to an individual director or to the non-management or independent directors as a group, in care of either the Corporate Secretary or the Chairman of the Governance Committee at the Company's headquarters:

              Corporate Secretary or Chairman, Governance Committee
               Coachmen Industries, Inc.
               P.O. Box 3300
               Elkhart, IN 46515

     The process for collecting and organizing shareholder communications was approved by a majority of the independent directors.

                      Members of the Governance Committee:

                           Edwin W. Miller, Chairman
                           Geoffrey B. Bloom, Member
                            Donald W. Hudler, Member
                             Philip G. Lux, Member

                         OUTSIDE DIRECTOR COMPENSATION

     Directors who are also employees of the Company receive no additional compensation for service as a director. Non-employee Directors are compensated as follows: for the 2003-2004 service year which began May 2003, each non-employee Director of the Company was entitled to the following annual retainers as compensation for his or her services on the Board of Directors: a) eleven thousand dollars ($11,000) in cash; b) eleven thousand dollars ($11,000) in the Company's Common Stock; c) three thousand five hundred dollars ($3,500) in cash for each committee of the Board on which the Director serves; d) two thousand dollars ($2,000) in cash for each committee of the Board which the Director chairs; and (e) a grant of an option for one thousand (1,000) shares of the Company's common stock. In addition, Directors are, from time to time, permitted to use the Company airplane on a partially reimbursed basis in circumstances when the airplane is not being used for other business purposes.

     The number of shares issued for the value of each stock retainer is determined by the option exercise price for each stock option equal to the closing price of the Common Stock on the NYSE Composite Transactions Tape, as reported in The Wall Street Journal, Midwest Edition on the date of the annual shareholders' meeting. The compensation for the coming year is payable promptly following the election of the Directors at the annual shareholders' meeting, in advance for the coming service year.

     At least fifteen (15) days prior to each annual shareholders' meeting, each Director may irrevocably elect in writing to receive any portion of his or her cash compensation: in unrestricted Common Stock valued at one hundred ten percent (110%) of the cash amount elected, plus an amount calculated by the Company necessary to gross up the Director's income to cover the Director's federal income taxes for that year for the additional 10% of stock; or, in restricted Common Stock valued at one hundred forty percent (140%) of the cash amount elected. All restricted Common Stock is held by the Company until the Director's completion of two years of service thereafter, and is subject to the following restrictions: (a) deposited stock is non-transferable until the completion of that two year period of service; and, (b) the shares will be forfeited to the Company without any payments to the Director in the event of a termination of the Director's service on the Board prior to the completion of the two year period of service for any reason other than death, disability or mandatory retirement; except that, in the event of a Change in Control, all such stock will be delivered to the Director without any restrictions.

     All stock delivered and stock options granted under the compensation plan for non-employee directors are authorized under the Coachmen Industries, Inc. 2000 Omnibus Stock Incentive Program as approved by the shareholders.

STOCK OWNERSHIP GUIDELINES -- NON-EMPLOYEE DIRECTORS

     The Board has adopted stock ownership guidelines for its non-employee Directors at a multiple of four times the amount of the Director's annual cash and stock retainer. The targeted stock ownership should be achieved within three years of appointment to the Board. Shares to be counted included restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market, or shares held following the exercise of stock options. Stock options are not counted towards the non-employee directors' stock ownership position until exercised.

                    DIRECTORS' AND OFFICERS' STOCK OWNERSHIP

     The following table shows the amount of Company Common Stock each named executive officer, nominee and incumbent director beneficially owned as of March 15, 2004, including shares covered by stock options exercisable within 60 days of March 15, 2004. Please note that, as reported in this table, beneficial ownership includes those shares each individual has the power to vote or transfer, as well as shares owned by immediate family members that reside in the same household.

                                                                             EXEC.
                                                            SHARES         OFFICERS'
                                                            HELD IN        DEFERRED
                          SHARES         EXERCISABLE        401(K)          COMMON     TOTAL SHARES      % OF
                       BENEFICIALLY        WITHIN         PLAN AS OF         STOCK     BENEFICIALLY     SHARES
        NAME              OWNED            60 DAYS     DECEMBER 31, 2003     UNITS        OWNED       OUTSTANDING
        ----           ------------      -----------   -----------------   ---------   ------------   -----------
C. C. Skinner             241,433(1&2)      42,000             231            3,730       287,394        1.6%
G. B. Bloom                11,255              750               0                0        11,975        *
T. H. Corson            1,076,047(1)           750               0                0     1,076,797        6.9%
R. J. Deputy               35,398              750               0                0        36,148        *
D. W. Hudler               10,112              750               0                0        10,862        *
W. P. Johnson              33,616              750               0                0        34,366        *
S. E. Kerr                 10,125(2)        14,525             233            4,640        29,523        *
R. M. Lavers               11,220(2)        35,150             234            2,056        48,660        *
P. G. Lux                 102,046              750               0                0       102,796        *
R. Martin                   2,870                0               0                0         2,870        *
E. W. Miller               11,816              750               0                0        12,566        *
M. R. Terlep, Jr.          10,239(2)        28,650             238            2,473        41,600        *
J. P. Tomczak              11,168(2)        21,150             131            3,218        35,667        *
All Current Directors
  and Executive
  Officers as a group
  (16 persons)          1,572,648          162,875           2,016           18,280     1,755,819       11.3%

---------------
 *  Less than 1%

(1) Includes shares, as to which beneficial ownership is disclaimed, held by or for the benefit of family members as follows:

    C.C. Skinner, 40,642 shares held by her spouse, J.P. Skinner; T.H. Corson, 507,540 shares held by his spouse, D.S. Corson.

(2) Includes Performance Based Stock Grants as follows: C.C. Skinner, 15,000; S.E. Kerr, 7,200; R.M. Lavers, 7,200; M.R. Terlep Jr., 7,200; J.P. Tomczak, 7,200.

                          STOCK OWNERSHIP INFORMATION

     The following table sets forth, as of the record date, information concerning the only parties known to Coachmen having beneficial ownership of more than five percent (5%) of its outstanding Common Stock.

                                                               NUMBER OF
                                                                 SHARES
                      NAME AND ADDRESS                        BENEFICIALLY          PERCENT
                    OF BENEFICIAL OWNER                          OWNED              OF CLASS
                    -------------------                       ------------          --------
First Pacific Advisors, Inc.                                   2,562,200              16.5%
11400 West Olympic Blvd., Suite 1200
Los Angeles, California 90064
FMR Corp.                                                      1,538,280               9.9%
82 Devonshire St
Boston, MA 02109
Dimensional Fund Advisors, Inc.                                1,125,100               7.2%
1299 Ocean Avenue
Santa Monica, California 90401
Dalton, Greiner, Hartman, Maher & Co.                            980,120               6.3%
565 Fifth Ave., Suite 2101
New York, New York 10017
Thomas H. Corson                                                 569,257(1)(2)         3.7%
Past Chairman of the Board
P.O. Box 504
Middlebury, Indiana 46540
Dorthy S. Corson                                                 507,540(2)            3.3%
(Wife of Thomas H. Corson)
P.O. Box 504
Middlebury, Indiana 46540

---------------
(1) Includes 750 stock options exercisable within 60 days of March 17, 2003.

(2) Thomas H. Corson is also the beneficial owner of 507,540 shares owned by Dorthy S. Corson. Dorthy S. Corson is also the beneficial owner of 569,257 shares owned by Thomas H. Corson.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission and the New York Stock Exchange an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with the requirements during the fiscal year ended December 31, 2003 by its officers, directors or stockholders.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return of the Company's Common Stock as compared to the S&P 500 and a group of peer issuers selected by the Company. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The companies comprising the Peer Group are Fleetwood Enterprises, Inc., Skyline Corporation, Thor Industries, Inc., Winnebago Industries, Inc., National RV Holdings, and Monaco Coach. The total return of each company in the Peer Group has been weighted according to Coachmen's stock market capitalization as of the beginning of each period.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                         COACHMEN, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/03)

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------------------------
                                    1998           1999           2000           2001           2002           2003
------------------------------------------------------------------------------------------------------------------------
 Coachmen Industries, Inc.        $100.00        $ 58.28        $ 41.22         $47.98         $64.01        $ 74.76
------------------------------------------------------------------------------------------------------------------------
 S&P 500 Index                    $100.00        $121.05        $110.02         $96.95         $75.52        $ 97.19
------------------------------------------------------------------------------------------------------------------------
 Peer Group                       $100.00        $ 89.31        $ 51.64         $86.06         $89.50        $140.06
------------------------------------------------------------------------------------------------------------------------

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Coachmen common stock, S&P 500, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

                              INDEPENDENT AUDITORS

     The Company's auditors for the year 2003 were Ernst & Young LLP, and that firm has been selected as the Company's accountants for fiscal year 2004. Such accounting firm is expected to have a representative at the Annual Meeting of Shareholders and will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

AUDIT AND ALL OTHER FEES

     The fees billed to the Company by Ernst & Young LLP in each of the last two fiscal years, in each of the following categories are as follows:

                                                                  2003        2002
                                                                  ----        ----
Annual Audit Fees                                               $218,450    $177,000
Audit-Related Fees                                                16,240      14,750
Tax Fees                                                         696,596     864,794
All Other Fees                                                    18,399     251,046

     The Annual Audit Fees include amounts billed for audit of the Company's annual consolidated financial statements and the timely review of the financial statements included in the forms 10-Q filed by the Company during the year. Audit-Related Fees for 2003 were primarily related to attendance at the Company's steering committee meetings involving implementation of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-Related Fees for 2002 were related to a response to an SEC comment letter regarding the Form 10-K annual report for the year ended December 31, 2001. Tax fees included tax compliance, tax advice and tax planning. It is anticipated that Ernst & Young LLP will provide tax services during the year 2004. All other fees principally include risk management advisory services and internal audit support services that were discontinued in January 2003 as concluded by the Audit Committee.

     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All non-audit engagements and their associated fees during 2003 were approved in advance by the Audit Committee.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy form will vote thereon according to their best judgment and interest of the Company. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy form are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

                                          By Order of the Board of Directors,

                                          RICHARD M. LAVERS
                                          Secretary

Dated: March 22, 2004

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APPENDIX A

     Each year, the Board of Directors will make and disclose an affirmative determination as to the independence of each of the directors according to the standards set forth below.

     Any Director's relationship with Coachmen (including its affiliates) will be deemed immaterial unless it exceeds the following standards:

     1. There may be no commercial, industrial, banking, or consulting (including legal and accounting firm) relationship between any enterprise the Director owns, controls or of which he or she is an officer (which does not include a directorship of such enterprise), or for which he or she is an agent or employee, where the sales to, or purchases from such enterprise, in any single year, exceed the greater of $1 million, or 2% of such enterprise's consolidated gross revenues, until three (3) years after falling below such threshold;

     2. There may be no personal loans between the Director and Coachmen; and,

     3. A Director may not be a trustee, director or officer of a charitable organization to which Coachmen paid in either of the preceding two calendar years, or is anticipated to pay in the current or next calendar year, more than the greater of fifty thousand dollars ($50,000), or thirty percent (30%) of the total amount paid to all charities in the preceding calendar year, in both cases excluding any matching of employee contributions to charities that are not actively promoted by the company to its employees;

     For relationships not covered by the above standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence standards set forth above.

     In addition: (i) A director who is an employee, or whose immediate family member is an executive officer, of Coachmen is not independent until three (3) years after the end of such employment relationship; (ii) A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Coachmen, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any ways on continued service), is not independent until three (3) years after he or she ceases to receive more than $100,000 per year in such compensation; (iii) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not "independent" until three (3) years after the end of either the affiliation or the auditing relationship; (iv) A director who is employed, or whose immediate family member is employed as an executive office of another company where any of Coachmen's present executives serve on that company's compensation committee is not "independent" until three (3) years after the end of such service or the employment relationship; (iv) A director who is an executive officer or an employee, or whose immediate family is an executive officer of a company that makes payments to, or receives payments from, Coachmen for property or services in an amount which, in any single year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, in each case is not "independent" until three (3) years after falling below such threshold.

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APPENDIX B

                           COACHMEN INDUSTRIES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                            AUDIT COMMITTEE CHARTER

                     As amended and adopted August 7, 2003

                                    PURPOSE

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to oversee that management has: maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and established and maintained reasonable processes to assure compliance by the Company with all applicable laws, regulations and corporate policy, including compliance, risk management and legal affairs. The Audit Committee shall also review and monitor the Company's investment policy.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

                                  COMPOSITION

     The Audit Committee shall be comprised of no less than three (3) or more Directors (as determined from time to time by the Board) each of whom shall meet the independence and experience requirements of the New York Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related executive financial management expertise.

III. MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as it deems necessary to fulfill its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

     The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. It is not the duty of the Audit Committee to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, to resolve disagreements, if any, between management and the Outside Auditors, or to assure compliance with laws and regulations and the Company's policies.

     To fulfill responsibilities and duties the Audit Committee shall:

     1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter and publish the Committee's purpose in the proxy statement to its shareholders.

     2. Review with management and the Outside Auditors the Company's Annual Report on Form 10-K and financial statements, including a discussion with the Outside Auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS no. 61"), Communication with Audit Committees.

     3. Review with management and the Outside Auditors the Quarterly Report on Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the Outside Auditors of the matters to be discussed under generally accepted accounting standards. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     4. Make recommendations to the Board regarding the appointment or termination of the independent certified accountants to be appointed as the auditors of the Company ("Outside Auditors"), and review the performance of the Outside Auditors. The Audit Committee shall approve all fees payable to Outside Auditors, and shall approve all non-audit services to be performed by the Outside Auditors. The Board has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Outside Auditors. The Outside Auditors are ultimately accountable to the entire Board through the Audit Committee for their review of the financial statements and controls of the Corporation.

     5. Oversee independence of the Outside Auditors by receiving from and discussing with them at least annually, a formal written statement delineating all relationships between the Outside Auditors and the Company, and any other relationships that might impact the objectivity and independence of the Outside Auditors, and including those disclosures required under standards issued by the Independence Standards Board. Based on such review the Audit Committee shall assess the independence of the Outside Auditors and, if so determined by the Audit Committee, recommend that the Board take appropriate action.

     6. In conjunction with the Outside Auditors, review the integrity and quality of the Company's financial reporting processes (internal and external), accounting principles, judgments and estimates, and any material financial or other arrangements which do not appear in the financial statements of the Company, and review any major changes in the Company's auditing and accounting principles and practices as suggested by the Outside Auditors, internal auditors or management.

     7. Review and discuss with management and the Outside Auditors the adequacy of the Company's internal controls and internal audit procedures, including the appointment or replacement of the senior internal auditing executive.

     8. Review in conjunction with the General Counsel legal and regulatory matters which may have a material effect on the financial statements, including material pending legal proceedings and other contingent liabilities, and any material reports or inquiries received from regulators or governmental agencies.

     9. Meet at least quarterly with the Chief Financial Officer, the senior internal auditing executive, and the Outside Auditors in separate executive sessions, and with management present, to discuss the results of their examinations and other matters, including management's responses.

     10. Have the authority to retain such outside counsel, experts or other advisors as it determines appropriate to assist in the full performance of its functions.

     11. Have the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

     12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     13. Assess its performance of the duties specified in this Charter, and report its findings to the Board.

                                   DETACH CARD

--------------------------------------------------------------------------------

                            COACHMEN INDUSTRIES, INC.
                                  P.O. BOX 3300
                             ELKHART, INDIANA 46515

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Coachmen Industries, Inc., an Indiana corporation, hereby appoints Claire C. Skinner and William P. Johnson, and each of them, as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Coachmen Industries, Inc. which the undersigned is or may be entitled to vote at the Annual Meeting of Shareholders to be held at the Christiana Creek Country Club, Elkhart, Indiana, at 10:00 a.m. local time, on April 29, 2004, or any adjournment thereof, with the same authority as if the undersigned were personally present.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL BELOW:

1. Election of two (2) Directors (to serve for a three-year term expiring in 2007).

    / / FOR all nominees listed                 / / WITHHOLD AUTHORITY
        (except as marked to the                    to vote for all nominees
        contrary below).                            listed below.

Nominees: Robert J. Deputy and Edwin W. Miller

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------
             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

                                   DETACH CARD

--------------------------------------------------------------------------------

                         (Continued from the other side)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

     YOUR SIGNATURE ON THIS PROXY IS YOUR ACKNOWLEDGMENT OF RECEIPT OF THE
                     NOTICE OF MEETING AND PROXY STATEMENT.


                              Dated: ______________________________ , 2004

                              _____________________________________
                              Signature

                              _____________________________________
                              (Signature if held jointly)

                              NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.